EXHIBIT 10.1

CALPINE CORPORATION

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is hereby entered into as of August 10, 2008 (the “Effective Date”), by and between Calpine Corporation (the “Company”) and Jack Fusco (“Executive”) (hereinafter collectively referred to as “the parties”).

In consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.
Term.  The initial term of this Agreement shall be for the period commencing on the Effective Date and ending, subject to earlier termination as set forth in Section 6, on the fifth (5th) anniversary of the Effective Date (the “Employment Term”).

2.	Employment. During the Employment Term:

(a)
Executive shall be employed as President and Chief Executive Officer of the Company.  In addition, as of the Effective Date, Executive shall serve as a member of the board of directors of the Company (the “Board”) subject to re-election in the ordinary course.  For as long as Executive is employed by the Company as the Chief Executive Officer, the Company shall use best efforts to nominate Executive for re-election to the Board.  At the time of Executive’s termination of employment with the Company for any reason, Executive shall resign from the Board if requested to do so by the Company.  Executive shall not receive any additional compensation for serving as a director of the Company or as a director or officer of any of the Company’s subsidiaries.

(b)
Executive shall report directly to the Board. Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. Unless otherwise consented to by Executive, Executive’s principal place of employment shall be at the Company’s headquarters in Houston, Texas.

(c)
Executive shall devote substantially full-time attention to the business and affairs of the Company. Executive may serve on the boards of directors of other companies, subject to the approval of the Board (which approval shall be deemed given in respect of service on boards on which Executive serves as of the Effective Date), and may serve on civil or charitable boards or committees. Executive may manage personal and family investments, participate in industry or charitable organizations and otherwise engage in charitable activities and deliver lectures at educational institutions, so long as such activities do not materially interfere with the performance of Executive’s responsibilities hereunder.

3.	Annual Compensation.

(a)
Base Salary. The Company agrees to pay or cause to be paid to Executive during the Employment Term a base salary at the rate of $1,000,000 per annum or such increased amount as the Board may from time to time determine (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its executives.  Such Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the “Committee”), and may be increased in the sole discretion of the Committee, but not decreased (any increased amount thereupon being the Base Salary hereunder).

(b)
Incentive Compensation.  For each fiscal year of the Company ending during the Employment Term, beginning with the 2008 fiscal year, Executive shall be eligible to receive a target annual cash bonus of 100% of the Base Salary (the “Target Bonus”) with the opportunity to receive a maximum annual cash bonus of 200% of the Base Salary, as recommended and approved by the Committee, if the Company and Executive, as applicable, achieve reasonable performance targets set by the Committee in consultation with Executive (“Incentive Compensation”).  With respect to fiscal year 2008, Executive shall be entitled to a prorated annual cash bonus (based on period of Executive’s employment during such year) (the “2008 Bonus”) which shall be based on an annual bonus determined based on actual achievement of 2008 performance targets, but shall in no event be less than the amount of the prorated Target Bonus (or, if greater, the bonus that would have become payable based on the Company’s plan as of the Effective Date).  Incentive Compensation shall be paid (i) in accordance with, and subject to those terms and conditions of, the Company’s annual incentive compensation plan which are administrative or, except with respect to the 2008 Bonus, which are required for compliance with Section 162(m) of the Internal Revenue Code of 1986 (the “Code”); provided that nothing in the Company’s plan shall apply adversely with respect to Executive to the extent inconsistent with the express terms of this Agreement; and (ii) in no event later than the 15th day of the third month following the end of the taxable year (of the Company or Executive, whichever is later) in which the performance targets have been achieved (or, for 2008, no later than such day of 2009). Executive shall be required to repay any after-tax portion of Incentive Compensation received in respect of any year in which Executive commits a willful (as defined in the last sentence of Section 6(c)) and intentional act which directly results in a material restatement of the Company’s earnings.  The Company shall have three years from the date on which such Incentive Compensation is paid to seek such clawback.

4.	Sign-On Compensation

(a)	Initial Equity Grant.

(i)	Sign-On Option Grant. Effective as of the Effective Date, the Company shall grant Executive stock options (the “Sign On Options”) under the

Calpine Corporation 2008 Equity Incentive Plan (the “Equity Plan”).  Executive shall be granted 5,394,000 fully paid and nonassessable shares of the Company’s Common Stock, par value $.001 per share, of which (i) 1,250,000 shares shall be granted under the Equity Plan and (ii) 4,144,000 shares shall be granted outside of the Equity Plan, but shall be subject to the same terms and conditions as are set forth in the Equity Plan.  The Sign On Options shall be granted in four (4) tranches.  The corresponding number of shares of Company Common Stock and the corresponding exercise price per share for each tranche shall be as follows:  the first tranche of 1,075,000 shares shall have a per share exercise price of $15.99; the second tranche of 1,271,000 shares shall have a per share exercise price of $19.19; the third tranche of 1,435,000 shares shall have a per share exercise price of $21.59; and the fourth tranche of 1,613,000 shares shall have a per share exercise price of $23.99.  The Sign On Options shall have a term of seven years.  Except to the extent provided in Section 8 or in this Section, the Sign On Options shall vest ratably over a five year period, 20% on each anniversary of the date of grant, provided Executive is employed on such dates by the Company.  Upon a Change in Control (as defined below), each Sign On Option shall become fully vested and shall immediately be cancelled, and, in exchange therefor, Executive shall be entitled to receive an amount per share equal to the excess of the per share merger consideration, over the per share exercise price of such Sign On Option.  Executive shall in all cases be entitled to receive such amount fully in cash. Within 30 days of the Effective Date, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to all shares of Company Common Stock issuable pursuant to the Sign On Options and shall cause such registration statement to remain in effect for so long as any of the Sign On Options remain outstanding.

(ii)
In the event Executive commits a willful (as defined in the last sentence of Section 6(c)) and intentional act which directly results in a material restatement of the Company’s earnings, Executive shall be required to repay any after-tax portion of income realized from the exercise of a Sign On Option which vested in the year affected by the restatement.  Executive shall be permitted to return the after-tax portion of the underlying stock in kind.  The Company shall have three years from the date of the relevant vesting time to seek such clawback.  To the extent affected options are not exercised at the end of such three year period, they shall be forfeited. Executive will continue to hold common stock equal to at least fifty percent (50%) of the after tax proceeds of each Sign On Option exercise until Executive’s termination of employment; provided that the requirement in this sentence shall not apply in any case where the above clawback applies.  All Sign On Options shall be subject to the terms and conditions set forth in the applicable plan and applicable award agreement attached as Exhibit A hereto, to the extent not inconsistent with the express terms of this Agreement (without regard to Exhibit A).

(b)	Sign On Bonus. Within two (2) business days following the Effective Date, the Company shall pay Executive a lump sum cash signing bonus of $500,000.

5.	Other Benefits.

(a)
Employee Benefits. During the Employment Term, Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally, including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, to the extent Executive is eligible under the terms of such plans.  Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to senior executive officers of the Company generally.

(b)
Executive Benefits. During the Employment Term, Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to senior executives of the Company including, but not limited to, the Company’s deferred compensation plans and any supplemental retirement, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans.  No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive’s entitlements hereunder.

(c)
Fringe Benefits and Perquisites.  During the Employment Term, Executive shall be entitled to all fringe benefits and perquisites generally made available by the Company to its senior executives, and shall also be entitled to the following: (i) a Company-provided life insurance policy providing a death benefit of no less than is provided under such policy as of the Effective Date; (ii) long term disability benefits no less favorable than those provided as of the Effective Date; provided that no compensation limitation shall apply to such long term disability benefits; (iii) an automobile allowance not to exceed $30,000 per year; and (iv) reimbursement for reasonable financial and tax counseling services.  In the event that Executive shall become entitled to payments or benefits provided by this Agreement or any other amounts in the “nature of compensation,” whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (collectively, the “Total Payments”), and such Total Payments are subject, by reason of or in connection with Executive’s employment hereunder, to any state, local or foreign taxes or charges that may hereafter be imposed by any taxing authority that is in excess of Executive’s federal taxes and taxes on such Total Payments imposed by the state and locality of Executive’s residence (the “Excess Taxes”), then the Company shall pay to Executive an additional amount (the “Excess Tax Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any such Excess Taxes on the Total Payments and any federal, state and local income and employment taxes and Excess Taxes upon the Excess Tax Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Excess Tax Gross-Up Payment, shall be equal to the Total Payments as if no such Excess Taxes had been imposed.  Any Excess Tax Gross-Up Payments shall be made within ten (10) business days of the date of notification that such Excess Tax is due and payable.

(d)
Relocation.  Notwithstanding any otherwise applicable Company policies, upon Executive’s relocation of his residence to the Houston, Texas area, the Company shall promptly pay, or reimburse Executive for, all reasonable expenses incurred by him relating to such relocation, including, without limitation, reasonable expenses for himself and his family of travel, moving and storage; as well as for Executive’s reasonable suitable lodging and living expenses in Houston, Texas for a period of up to 120 days.

(e)
Participation in Company Plans.  Notwithstanding anything to the contrary herein, Executive shall participate in the Company’s employee benefit and perquisite plans, programs, policies and arrangements on a basis that is no less favorable than that applicable to any other participant in such plans, programs, policies and arrangements.

(f)
Business Expenses. Upon submission of proper invoices in accordance with the Company’s normal procedures, Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket business, entertainment and travel expenses incurred by Executive in connection with the performance of Executive’s duties hereunder.

(g)
Office and Facilities.  During the Employment Term Executive shall be provided with an appropriate office at the Company’s headquarters, with such secretarial and other support facilities as are commensurate with Executive’s status with the Company, which facilities shall be adequate for the performance of Executive’s duties hereunder.

(h)	Vacation and Sick Leave. Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of Executive’s employment under this Agreement, pursuant to the following:

(i)
Commencing on January 10, 2009, Executive shall be entitled to 30 days of vacation per year in accordance with the vacation policies of the Company as in effect from time to time (except that Executive shall be entitled to no more than 15 vacation days for 2008 which may be used any time prior to January 10, 2009); vacation must be taken at such time or times as approved by the Board; and

(ii)	Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.

6.	Termination. The Employment Term and Executive’s employment hereunder may be terminated under the circumstances set forth below.

(a)
Disability. The Company may terminate Executive’s employment, on written notice to Executive after having reasonably established Executive’s Disability. For purposes of this Agreement, Executive will be deemed to have a “Disability” if, as a result of any medically determinable physical or mental impairment that can be expected to result in death or is reasonably expected to last for a continuous period of not less than twelve (12) months, Executive is unable to perform the core functions of Executive’s position (with or without reasonable accommodation) for a period of six consecutive months or more, or is receiving income replacement benefits, for a period of six consecutive months or more under an accident and health plan covering employees of the Company.  Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period prior to Executive’s termination by reason of Disability during which Executive is unable to work due to a physical or mental infirmity in accordance with the Company’s policies for similarly-situated executives.  If any question shall arise as to whether, during any period Executive is disabled so as to be unable to perform the core functions of Executive’s then existing position with or without reasonable accommodation, Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company, to whom Executive or Executive’s guardian has no reasonable objection, as to whether Executive is so disabled and how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue.  Executive shall cooperate with any reasonable request of the physician in connection with such certification.  If such question shall arise and Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on Executive.  Nothing in this Section 6(a) shall be construed to waive Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1933, 29 U.S.C. ss.2601 et seq. and the Americans With Disabilities Act, 424 S.C. ss.12101 et seq.

(b)	Death. Executive’s employment shall be terminated as of the date of Executive’s death.

(c)
Cause.  The Company may terminate Executive’s employment for “Cause,” effective as of the date of the Notice of Termination (as defined in Section 7 below). “Cause” shall mean, for purposes of this Agreement: (a) Executive’s act of fraud, dishonesty, misappropriation, or embezzlement with respect to the Company; (b) Executive’s conviction of, or plea of guilty or no contest to, any felony; (c) Executive’s violation of the Company’s drug policy or anti-harassment policy; (d) Executive’s admission of liability of, or finding by a court or the US Securities and Exchange Commission (or a similar agency of any applicable state) of liability for, the violation of any “Securities Laws” (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term “Securities Laws” means any Federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; (e) Executive’s failure after reasonable prior written notice from the Company to comply with any valid and legal directive of the Board that is not remedied within thirty (30) days of Executive being provided written notice thereof from the Company or Executive’s willful gross negligence in performance, or willful non-performance, of any of Executive’s duties and responsibilities with respect to the Company that is not remedied within thirty (30) days of Executive being provided written notice thereof from the Company; or (f) other than as provided in clauses (a) through (e) above, Executive’s material breach of any material provision of the employment agreement that is not remedied within thirty (30) days of Executive being provided written notice thereof.  Executive shall not have acted, and shall not be deemed for purposes of this Agreement to have acted, in a “willful” manner if Executive acted, or failed to act, in a manner that he believed in good faith to be in, or not opposed to, the best interests of the Company.

(d)
Without Cause.  The Company may terminate Executive’s employment without Cause.  The Company shall deliver to Executive a Notice of Termination (as defined in Section 7 below) not less than sixty (60) days prior to the termination of Executive’s employment without Cause and the Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such sixty-day notice period.

(e)
Good Reason.  Executive may terminate employment with the Company for Good Reason (as defined below) by delivering to the Company a Notice of Termination (as defined in Section 7 below) not less than sixty (60) days prior to the termination of Executive’s employment for Good Reason. The Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such sixty-day notice period.  For purposes of this Agreement, “Good Reason” means any of the following, in each case only if it occurs when Executive is employed by the Company and then only if not consented to by Executive in writing: (a) assignment of a position that is of a lesser rank than held by Executive prior to the assignment and that results in Executive ceasing to be an executive officer of a company with securities registered under the Securities Exchange Act of 1934, or ceasing to be President and Chief Executive Officer; (b) a diminution of Executive’s duties or responsibilities; (c) the assignment of duties inconsistent with Executive’s title or responsibilities; (d) failure by the Company to nominate Executive for election as a Board member and use its best efforts to have him elected and re-elected; (e) failure to cause a successor to the Company’s business or substantially all of the Company’s assets to assume the Employment Agreement; (f) a material reduction in such Executive’s base salary or target bonus opportunity (including an adverse change in performance criteria or a decrease in ultimate target bonus opportunity); or (g) any change of more than thirty (30) miles in the location of the principal place of employment of such Executive immediately prior to the effective date of such change.  For purposes of this definition, none of the actions described in clauses (a), (b) and (c) above shall constitute “Good Reason” with respect to Executive if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company within thirty (30) days after receipt of written notice thereof given by Executive (or, if the matter is not capable of remedy within thirty (30) days, then within a reasonable period of time following such thirty (30) day period, provided that the Company has commenced such remedy within said thirty (30) day period); provided that “Good Reason” shall cease to exist for any action described in clauses (a) through (g) above on the sixtieth (60th) day following the later of the occurrence of such action or Executive’s knowledge thereof, unless such Executive has given the Company written notice thereof prior to such date.

(f)
Without Good Reason.  Executive may voluntarily terminate Executive’s employment without Good Reason by delivering to the Company a Notice of Termination not less than sixty (60) days prior to the termination of Executive’s employment and the Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such sixty-day notice period.

7.
Notice of Termination. Any purported termination by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates a termination date, the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of Executive’s employment hereunder shall be effective without such Notice of Termination (unless waived by the party entitled to receive such notice).

8.
Compensation Upon Termination. Upon termination of Executive’s employment during the Employment Term, Executive shall be entitled to the benefits described in Section 8.  The benefits described in this Section 8 shall be in lieu of and not in addition to any benefits Executive may become entitled to under any of the Company’s severance plans or policies as in effect from time to time.  For the avoidance of doubt, Executive shall not be eligible to participate in the Calpine Corporation Change in Control and Severance Benefits Plan.

(a)
Termination by the Company for Cause or by Executive Without Good Reason. If Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, the Company shall pay Executive all amounts earned or accrued hereunder through the termination date, including:

(i)	any accrued and unpaid Base Salary;

(ii)	any Incentive Compensation earned but unpaid in respect of any completed fiscal year preceding the termination date;

(iii)
reimbursement for any and all monies advanced or expenses incurred in connection with Executive’s employment for reasonable and necessary expenses incurred by Executive on behalf of the Company for the period ending on the termination date; and

(iv)	any accrued and unpaid vacation pay;

(the foregoing items in Sections 8(a)(i) through 8(a)(iv) being collectively referred to as the “Accrued Compensation”).

(b)
Termination by the Company for Disability or by Reason of Death. If Executive’s employment is terminated by the Company for Disability, the Company shall pay Executive (or, if Executive’s employment is terminated by reason of Executive’s death, Executive’s beneficiaries or estate):

(i)	the Accrued Compensation; and

(ii)
an amount equal to the Incentive Compensation that Executive would have been entitled to receive in respect of the fiscal year in which Executive’s termination date occurs, had Executive continued in employment until the end of such fiscal year, which amount shall be determined based on the Company’s actual performance for such year relative to the target performance goals applicable to Executive and shall be paid at the time it would otherwise have become payable; and

(iii)	the Sign On Options shall become immediately vested and exercisable and shall remain exercisable for their full original term; and

(iv)
the Company shall provide Executive (or, if Executive’s employment is terminated by reason of Executive’s death, Executive’s dependents) with continued coverage under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination for the remainder of the original Employment Term on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect for executive officers of the Company immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer and to any Medicare coverage for which Executive becomes eligible.

(c)
Termination by the Company Without Cause or by Executive for Good Reason Other Than in Connection with a Potential Change in Control or a Change in Control.  If Executive’s employment by the Company shall be terminated by the Company without Cause or by Executive for Good Reason, in each case other than in the circumstances described in Section 8(d), then, subject to Section 15(e) of this Agreement, Executive shall be entitled to the benefits provided in this Section 8(c):

(i)	the Company shall pay to Executive the Accrued Compensation;

(ii)
the Company shall pay to Executive an amount equal to the Incentive Compensation that Executive would have been entitled to receive in respect of the fiscal year in which Executive’s termination date occurs, had Executive continued in employment until the end of such fiscal year, which amount, determined based on the Company’s actual performance for such year relative to the performance goals applicable to Executive, shall be multiplied by a fraction (A) the numerator of which is the number of days in such fiscal year through termination date and (B) the denominator of which is 365 (the “Pro-Rata Bonus”);

(iii)
the Company shall pay to Executive as severance pay and in lieu of any further Base Salary or other compensation and benefits for periods subsequent to the termination date, an amount in cash, which amount shall be payable in a lump sum payment within seventy (70) days following such termination (subject to Section 10), equal to two (2) times the sum of (A) Executive’s highest Base Salary in the three (3) years preceding Executive’s date of termination and (B) the Target Bonus with respect to the year of termination;

(iv)
the Company shall provide Executive with continued coverage under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination for two (2) years following such termination on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect for executive officers of the Company immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer and to any Medicare coverage for which Executive becomes eligible;

(v)	outplacement services at the Company’s expense for a period of twenty-four (24) months following Executive’s date of termination; and

(vi)
those Sign On Options scheduled to vest within a period of thirty-six (36) months following Executive’s date of termination shall become immediately vested and exercisable and shall remain exercisable for a period of two (2) years following Executive’s date of termination but in no event beyond their original term; the remaining Sign On Options shall be forfeited as of the date of Executive’s termination.

(d)
Termination by the Company Without Cause or by Executive for Good Reason Following a Change in Control. If Executive’s employment by the Company shall be terminated by the Company without Cause or by Executive for Good Reason within twenty-four (24) months following a Change in Control or within six (6) months following a Potential Change in Control provided a Change in Control occurs within nine (9) months following the Potential Change in Control, then in lieu of the amounts due under Section 8(c) above, Executive shall be entitled to the benefits provided in this Section 8(d).

(i)	the Company shall pay Executive any Accrued Compensation;

(ii)	the Company shall pay Executive any Pro-Rata Bonus;

(iii)
the Company shall pay Executive as severance pay and in lieu of any further Base Salary or other compensation and benefits for periods subsequent to the termination date, an amount in cash, which amount shall be payable in a lump sum payment within seventy (70) days following such termination (subject to Section 10), equal to three (3) times the sum of (A) Executive’s highest Base Salary in the three (3) years preceding Executive’s date of termination and (B) the Target Bonus with respect to the year of termination, or the year of the Change in Control, if higher; and

(iv)
the Company shall provide Executive with continued coverage under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination for three (3) years following such termination on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect for executive officers of the Company immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer; and

(v)	outplacement services at the Company’s expense for a period of thirty-six (36) months following Executive’s date of termination.

(e)
No Mitigation.  Executive shall not be required to mitigate the amount of any payment provided for under this Section 8 by seeking other employment or otherwise and, except as provided in Section 8(c)(iv) or 8(d)(iv)above, no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

(f)
Section 280G Excise Tax Gross-up.  Whether or not Executive becomes entitled to the severance payments, if any of the payments or benefits received or to be received by Executive (including without limitation any payment or benefits received in connection with a Change in Control or Executive’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the “Total 280G Payments”) will be subject to the Excise Tax, the Company shall pay to Executive an additional amount (the “280G Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Total 280G Payments and any federal, state and local income and employment taxes and Excise Tax upon the 280G Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the 280G Gross-Up Payment, shall be equal to the Total 280G Payments.  Any 280G Gross-Up Payments shall be made within ten (10) business days of the date of notification that such Excise Tax is due and payable.

9.	Change in Control.

(a)	“Change in Control” means and shall be deemed to have occurred upon the first of the following events to occur:

(i)
 any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of a majority of either the then-outstanding shares of the Company’s common stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii)
individuals who, as of the Effective Date, constitute the Board of Directors (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board; or

(iii)
the consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Company of a liquidation or dissolution of the Company or consummation of the sale of all or substantially all of the assets of the Company (determined on a consolidated basis).

(b)
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(c)	A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following shall have occurred:

(i)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(ii)
the Company or any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(iii)
the acquisition (other than from the Company) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either the then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(iv)	the Committee adopts a resolution to the effect that a Potential Change in Control has occurred.

10.	Section 409A.

(a)
To the extent applicable, it is intended that this Agreement comply with the provisions of Code Section 409A and this Agreement will be administered and interpreted in a manner consistent with this intent.  Notwithstanding anything contained herein to the contrary, for all purposes of this Agreement, Executive shall not be deemed to have had a termination of employment unless Executive has incurred a separation from service from the Company within the meaning of Code Section 409A and, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, payments under this Agreement that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period.  In addition, for purposes of this Agreement, each amount to be paid and each installment payment shall be construed as a separate identified payment for purposes of Code Section 409A.  With respect to expenses eligible for reimbursement under the terms of this Agreement, (i) the amount of such expenses eligible for reimbursement in any taxable year shall not affect the expenses eligible for reimbursement in another taxable year and (ii) any reimbursements of such expenses shall be made no later than the end of the calendar year following the calendar year in which the related expenses were incurred, except, in each case, to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Code Section 409A.  With respect to any payments of tax gross ups, including without limitation the Gross-Up Payment, to which Executive becomes entitled under the terms of this Agreement, such payments shall be made by the Company no later than the end of the calendar year following the calendar year in which Executive remits the related tax, except to the extent earlier payment is provided for herein.

Notwithstanding the foregoing, in the event that any payments, benefits, or distributions (or any acceleration of any payments, benefits, or distributions) (collectively, the “Section 409A Payments”) made or provided to Executive under this Agreement (or any other plan, policy, arrangement, or agreement of the Company) become subject to the interest and additional tax imposed by Code Section 409A(a)(1)(B) (the “Section 409A Tax”), the Company shall pay to Executive an additional amount (the “Section 409A Gross-Up Payment”) such that the net amount retained by Executive, after deduction of the Section 409A Tax on the Section 409A Payments and any federal, state and local income and employment taxes and Section 409A Tax upon the Section 409A Gross-Up Payment, and after taking into account the phase out of itemized deductions and personal exemptions attributable to the Section 409A Gross-Up Payment, shall be equal to the Section 409A Payments.  Any Section 409A Gross-Up Payment shall be made within ten (10) business days of the date of notification that such Section 409A Tax is due and payable.

11.	Proprietary Information and Records.

(a)
“Proprietary Information” means confidential or proprietary information, knowledge or data concerning (1) the businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how of the Company and its affiliates (the “Group”), (2) any other matter relating to the Group, (3) any matter relating to clients of the Group or other third parties having relationships with the Group and (4) any confidential information from which the Group derives business advantage or economic value.  Proprietary Information includes (A) the names, addresses, phone numbers and buying habits and preferences and other information concerning clients and prospective clients of the Group, and (B) information and materials concerning the personal affairs of employees of the Group.  In addition, Proprietary Information may include information furnished to Executive orally or in writing (whatever the form or storage medium) or gathered by inspection, in each case before or after the date of this Agreement. Proprietary Information does not include information (X) that was or becomes generally available to Executive on a non-confidential basis, if the source of this information was not reasonably known to Executive to be bound by a duty of confidentiality, (Y) that was or becomes generally available to the public, other than as a result of a disclosure by Executive, directly or indirectly, or (Z) that Executive can establish was independently developed by Executive without reference to Proprietary Information.

(b)
Executive acknowledges that he will obtain or create Proprietary Information in the course of Executive’s involvement in the Group’s activities and may already have Proprietary Information. Executive agrees that the Proprietary Information is the exclusive property of the Group. In addition, nothing in this Agreement will operate to weaken or waive any rights the Group may have under statutory or common law, or any other agreement, to the prohibition of unfair competition or the protection of trade secrets, confidential business information and other confidential information.

(c)	Executive will use and disclose Proprietary Information only for the Group’s benefit and in accordance with any restrictions placed on its use or disclosure by the Group.

(d)
After the termination of Executive’s employment, Executive will not use or disclose any Proprietary Information for any purpose. For the avoidance of doubt, but without limitation of the foregoing, after termination of Executive’s employment, Executive will not directly or indirectly use Proprietary Information from which the Group derives business advantage or economic benefit to solicit, impair or interfere with, or attempt to solicit, impair or interfere with, any person or entity, who, at the time of the termination of Executive’s employment, is then a customer, vendor or business relationship of the Group (or who Executive knew was a potential customer, vendor or business relationship of the Company within the six months prior to the termination of Executive’s Employment).

(e)
Within five (5) business days following the termination of Executive’s employment hereunder, Executive will on request return to the Company all written Proprietary Information that has been provided to Executive and Executive will destroy all copies of any analyses, compilations, studies or other documents prepared by Executive or for Executive’s use containing or reflecting any Proprietary Information (provided that Executive may retain a copy of his contacts list and the contents thereof).

12.	Covenant Not to Solicit, Not to Compete, Not to Disparage and to Cooperate in Litigation.

(a)
Covenant Not to Solicit.  During the Employment Term and for period of twelve (12) months after termination of Executive’s employment, Executive will not directly or indirectly, (i) solicit or attempt to solicit anyone who, at the time of the termination of Executive’s employment, is then an employee of the Group (or who was an employee of the Group within the six months prior to the termination of Executive’s Employment) to resign from the Group or to apply for or accept employment with any company or other enterprise, (ii) solicit any Customer to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company, (iii) transact business with any Customer that would cause Executive to be a Competitive Enterprise, or (iv) interfere with or damage any relationship between the Group and a Customer.  For purposes of this Agreement, (i) a “Customer” means any customer of the Group or prospective customer of the Group contacted and materially and specifically pursued during Exectuive’s employment by the Group to whom Executive provided services, or for whom Executive transacted business, or whose identity became known to Executive in connection with Executive ‘s relationship or employment with the Group, and (ii) “Solicit” means any communication of any kind, regardless of who initiates it, that in any invites, advises, encourages or requests any person to take or refrain from taking any action. The provisions of this Section 12(a) shall not apply following a Change in Control.

(b)
Covenant Not to Compete.  During the Employment Term and for a period of twelve (12) months thereafter, Executive shall not directly or indirectly manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected with any Competitive Enterprise; nor shall Executive receive compensation from any other company or business during the time Executive is employed with the Company unless the arrangement giving rise to such compensation has been (i) disclosed to and approved by the Board in advance or (ii) is otherwise permitted by the terms of this Agreement.  Executive may invest in any Competitive Enterprise, provided that Executive does not own more than five (5) percent of the voting securities of any such entity at any time. The provisions on this Section 12(b) and the other provisions of this Section 12 shall not apply following a Change in Control.

(c)
Nondisparagement.  During and after Executive’s employment with the Company, the parties mutually covenant and agree that neither will directly or indirectly disparage the other, or make or solicit any comments, statements, or the like to any clients, competitors, suppliers, employees or former employees of the Company, the press, other media, or others that may be considered derogatory or detrimental to the good name or business reputation of the other party.  Nothing herein shall be deemed to constrain either party’s cooperation in any Board authorized investigation or governmental action, or to prohibit competition otherwise permitted hereunder.  In the event of Executive’s termination or the non-renewal of this Agreement, Executive and Company shall agree on any press release relating to such termination or non-renewal and the Company and Executive shall not publicly discuss or comment on Executive’s termination or non-renewal in any manner other than as mutually agreed in the press release.

(d)
Cooperation in Any Investigations and Litigation.  For a period of no more than one year after termination of employment, Executive agrees that Executive will reasonably cooperate with the Company, and its counsel, in connection with any investigation, inquiry, administrative proceeding or litigation relating to any matter in which Executive was involved or of which Executive has knowledge as a result of Executive’s service with the Company by providing truthful information.  The Company agrees promptly to reimburse Executive for reasonable expenses reasonably incurred by Executive, together with hourly charges at the rate of $1,000 per hour, in connection with Executive’s cooperation pursuant to this Section 12(d).  Nothing herein shall require Executive to devote more than six (6) hours per week or four (4) days per month of time to such matters, to travel material distances in connection therewith or to take any action that would materially interfere with Executives duties for a subsequent recipient of his services.  Executive agrees that, in the event Executive is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Executive’s employment by the Company, Executive will, to the extent not legally prohibited from doing so, give prompt notice of such request to the Chief Legal Officer of the Company so that the Company may contest the right of the requesting person or entity to such disclosure before making such disclosure.  Nothing in this provision shall require Executive to violate Executive’s obligation to comply with valid legal process.

(e)
Work Product. Executive agrees that all programs, inventions, innovations, improvements, developments, methods, designs, analyses, reports and all similar or related information which relate to the business of the Group, actual or anticipated, or to any actual or anticipated research and development conducted in connection with the business of the Group, and all existing or future products or services, which are conceived, developed or made by Executive (alone or with others) during the term of this Agreement for the Group (“Work Product”) belong to the Company.  Executive will reasonably cooperate fully, without cost to Executive, in the establishment and maintenance of all rights of the Group in such Work Product.  The provisions of this Section 12(e) will survive termination of this Agreement indefinitely to the extent necessary to require actions to be taken by Executive after the termination of this Agreement with respect to Work Product created during the term of this Agreement.

(f)
Blue Pencil. It is the intent and desire of Executive and the Company that the provisions of this Section 12 be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement is sought. If any particular provision of this Section 12 shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made.

(g)	Survive. Executive’s obligations under this Section 12 shall survive, in accordance with its terms, the termination of the Employment Term.

13.
Remedies for Breach of Obligations under Sections 11 or 12 hereof. Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Executive breaches Executive’s obligations under Sections 11 or 12 hereof. Accordingly, Executive agrees that the Company will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by Executive of Executive’s obligations under Sections 11 or 12 hereof.

14.
Representations and Warranties by Executive. Executive represents and warrants to the Company that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

15.	Miscellaneous.

(a)	Successors and Assigns.

(i)
This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and permitted assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The Company may not assign or delegate any rights or obligations hereunder except to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. The term “the Company” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(ii)
Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal personal representatives.

(b)
Notice.  For the purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chief Legal Officer of the Company with a copy to the Chairman of the Compensation Committee of the Board and a copy to Regina Olshan, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036.  All notices to Executive shall be delivered to him at the address on record with the Company with a copy to Andrew L. Oringer, Esq., John M. Reiss, Esq. and Michael S. Shenberg, Esq., White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036.  All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

(c)
Indemnification, D&O Coverage. The Company shall indemnify Executive, to the fullest extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by Executive, including the cost and expenses of legal counsel, in connection with any action, suit or proceeding to which Executive may be made a party by reason of Executive being or having been an officer, director, or employee of the Company or any of its subsidiaries or affiliates (“Proceeding”). Such indemnification shall continue as to Executive even if he has ceased to be a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company and shall inure to the benefit of his heirs, executors and administrators.  Executive shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys’ and other professional fees and charges) reasonably incurred by him in connection with any such Proceeding, any such advancement to be made within 15 days after Executive gives written notice, supported by reasonable documentation, requesting such advancement.  Such notice shall include an undertaking by Executive to repay the amounts advanced to the extent that he is ultimately determined not to be entitled to indemnification against such costs and expenses.  Nothing in this Agreement or elsewhere shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that Executive would otherwise have (including, without limitation, by agreement or under applicable law). Executive shall be covered during the Employment Term and thereafter for as long as any executive is covered (but in no event for less than six (6) years) by officer and director liability insurance, in amounts and on terms no less favorable than those in effect on the Effective Date, which insurance shall be paid by the Company.

(d)
Withholding. The Company shall be entitled to withhold the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to Executive hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount hereof.

(e)
Release of Claims. The termination benefits described in Section 8(c) of this Agreement shall be conditioned on Executive delivering to the Company, a signed release of claims in the form of Exhibit B hereto within sixty (60) days following Executive’s termination date, and not revoking Executive’s consent to such release of claims within seven (7) days of such execution; provided, however, that Executive shall not be required to release any rights Executive may have to be indemnified by the Company under Section 15(c) of this Agreement.

(f)
Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

(g)
Attorneys’ Fees and Professional Fees.  The Company shall pay all reasonable legal and consulting fees and related expenses, up to a maximum amount of $175,000, incurred by Executive in connection with the negotiation of this Agreement. Executive acknowledges that he has had the opportunity to consult with legal counsel of his choice in connection with the drafting, negotiation and execution of this Agreement and related employment arrangements.  The Company shall pay, at least monthly, all costs and expenses, including without limitation attorneys’ fees and disbursements, of the Company and Executive in connection with any legal proceeding or other action, whether or not instituted by the Company or the Executive, relating to the enforcement of any of the provisions of this Agreement, or the obtaining of money damages for the breach thereof; provided that, if the Company prevails (as affirmatively determined by the judge or other decisionmaker presiding over the proceeding) on each and every material issue, then the Executive shall pay his own costs and expenses and promptly (and in no event more than 60 days after demand therefor by the Company) return to the Company any amounts previously paid by the Company under this sentence.

(h)
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflict of law principles thereof.

(i)
No Conflicts. Executive represents and warrants to the Company that Executive is not a party to or otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with or will be in conflict with or in any way preclude, limit or inhibit Executive’s ability to execute this Agreement or to carry out Executive’s duties and responsibilities hereunder.

(j)
Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(k)
Certain Tax Assumptions.  For purposes of determining the amount of the Excess Tax Gross-Up Payment, the 280G Gross-Up Payment and the Section 409A Gross-Up Payment, Executive shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which any of the foregoing gross-up payments are to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence for the calendar year in which any of the foregoing gross-up payments are to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.

(l)
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

(m)
Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

CALPINE CORPORATION

By:	/s/ William J. Patterson
Title:
William J. Patterson

EXECUTIVE

By:	/s/ Jack Anthony Fusco
Name: Jack Anthony Fusco

EXHIBIT A

CALPINE CORPORATION

EXECUTIVE SIGN ON

NON-QUALIFIED STOCK OPTION AGREEMENT

OPTION granted on August 10, 2008 (the “Grant Date”), by Calpine Corporation, a Delaware corporation (the “Company”), to Jack Fusco (the “Grantee”) pursuant to this Non-Qualified Stock Option Agreement (“Stock Option Agreement”).

1.
GRANT OF OPTION.  The Company hereby grants to the Grantee the irrevocable Option to purchase, on the terms and subject to the conditions set forth herein and in the Employment Agreement between the Company and the Grantee, dated August 10, 2008 (the “Employment Agreement”), and (except as otherwise provided herein) the Plan (as defined below), 5,394,000 fully paid and nonassessable shares of the Company’s Common Stock, par value $.001 per share.  The Company grants the Option to the Grantee in four (4) tranches (each a “Tranche”).  The corresponding number of shares of Company Common Stock and the corresponding exercise price per share for each Tranche is set forth below.

Tranche	Number of Shares	Exercise Price

Tranche 1	1,075,000	$15.99

Tranche 2	1,271,000	$19.19

Tranche 3	1,435,000	$21.59

Tranche 4	1,613,000	$23.99

Options in Tranche 1 and 175,000 of those Options in Tranche 2 which are scheduled to vest on the first anniversary of the Grant Date in accordance with Section 3 below are granted pursuant to the Company’s 2008 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto.  The remaining Options  shall be granted outside of the Plan but be deemed and treated for all purposes hereunder as though granted under the Plan and subject to its terms and conditions to the same extent as the Options granted hereunder which are granted pursuant to the Plan.  Except as otherwise set forth herein, the Option is subject, or deemed subject, as applicable, in its entirety to all the applicable provisions of the Plan as in effect on the Grant Date, which are hereby incorporated herein by

1

reference.  The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms not otherwise defined herein shall have the same definitions as provided in the Plan or as provided in the Employment Agreement.

2.
PERIOD OF OPTION. The period of the Option shall commence on the Grant Date and shall expire on the seventh (7th) anniversary of the Grant Date (the “Option Period”). The Option (or any lesser amount thereof) may be exercised from time to time during the Option Period as to the number of Total Shares allowable under Section 3 below and the Plan.

3.
EXERCISE OF OPTION.  Except to the extent otherwise provided in Sections 4 and 8 of the Employment Agreement, each Tranche of the Option shall vest ratably on each of the first, second, third, fourth, and fifth anniversaries of the Grant Date; provided, however, that the Grantee must be continuously employed by the Company beginning on the Grant Date through each applicable vesting date.

4.
TERMINATION OF EMPLOYMENT.  In the event that the Grantee’s employment with the Company is terminated by the Company without Cause or by the Grantee for Good Reason other than in connection with a Potential Change in Control or a Change in Control, Section 8(c)(vi) of the Employment Agreement shall govern.  In the event that the Grantee’s employment with the Company is terminated for Disability or by reason of the Grantee’s death, Section 8(b)(iii) of the Employment Agreement shall govern.  In the event that the Grantee’s employment with the Company is terminated by the Company for Cause, any portion of the Option that remains outstanding, whether vested or unvested, shall immediately terminate as of the date of such termination.  In the event of termination of employment by the Grantee without Good Reason, any unvested portion of the Option shall immediately terminate, and any vested portion of the Option shall remain exercisable for a period of 90 days following such termination and shall terminate thereafter.  All capitalized terms in this Section 4 shall have the definitions ascribed to them in the Employment Agreement.

5.
CHANGE IN CONTROL.  In the event of a Change in Control (as defined in the Employment Agreement), Section 4(a)(i) of the Employment Agreement shall govern, and accordingly, each Option shall become fully vested and shall immediately be cancelled, and, in exchange therefor, the Grantee shall be entitled to receive an amount per share equal to the excess of the per share merger consideration, over the per share exercise price of such Option.  The Grantee shall in all cases be entitled to receive such amount fully in cash.

6.
SECURITIES ACT REQUIREMENTS. In addition to the requirements set forth herein and in the Plan, (i) the Option shall not be exercisable in whole or in part, and the Company shall not be obligated to issue any shares of Common Stock subject to any such

2

Option, if such exercise and sale or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (the “1933 Act”) or other Federal or state statutes having similar requirements, as they may be in effect at that time; and (ii) each Option shall be subject to the further requirement that, at any time that the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

7.
METHOD OF EXERCISE OF OPTION. Subject to the provisions of the Plan and Section 6 hereof, the exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) upon such reasonable terms as the Committee shall approve, the exercise price may be paid, in the discretion of the Grantee: (A) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Grantee identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (B) a “cashless” exercise program established with a broker, if such a program is in place; (C) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise, or (D) in any other form of legal consideration that may be acceptable to the Committee. The purchase price of Common Stock acquired pursuant to the Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by the Grantee that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to this award.

8.
OTHER LIMITATIONS, REQUIREMENTS, PROTECTIONS, ETC.  The Grantee shall be subject to all other terms and conditions relating to the Option as set forth in the Employment Agreement, including but not limited to, the clawback and share holding

3

requirements set forth in Section 4(a)(ii) therein.  It is expressly acknowledged and agreed that nothing in this Stock Option Agreement or the Plan shall be inconsistent in a manner adverse to the Grantee with, or otherwise limit adversely to the Grantee, the express terms of the Employment Agreement, and, in the case of any conflict between the Employment Agreement, on the one hand, and this Stock Option Agreement or the Plan, on the other, the Employment Agreement shall control to the extent favorable to the Grantee.  For purposes of the foregoing sentence, the “Employment Agreement” excludes any attachments thereto of a form of stock option agreement, whether or not identical to this Stock Option Agreement.  Notwithstanding any provision hereof or of the Plan, any provision in the Plan giving the Company or any committee or other affiliate thereof the right, authority or discretion to interpret this Stock Option Agreement shall be of no force or effect in respect of this Stock Option Agreement.

9.	TRANSFERABILITY. The Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution, and is exercisable during the Grantee’s lifetime only by the Grantee.

10.
BINDING AGREEMENT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Company, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee’s beneficiary or legal representatives, as they case may be.

11.
ENTIRE AGREEMENT. This Stock Option Agreement, the Plan, and the Employment Agreement set forth the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.  (Without limiting any protection the Grantee may otherwise have, the Plan shall not be amended in any way that adversely affects the Grantee or the Option without the prior written consent of the Grantee.)

12.
ELECTRONIC DELIVERY AND SIGNATURES. The Company may, in its sole discretion, decide to deliver any documents related to the Option or to participation in the Plan or to future options that may be granted under the Plan by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. If the Company establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including any Award Agreement like this Option), the Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

4

13.
WITHHOLDING OF TAX. To the extent that the exercise of the Option or the disposition of shares of Company’s Common Stock acquired by exercise of the Option results in compensation income to the Grantee for federal or state income tax purposes, the Grantee shall pay to the Company at the time of such exercise or disposition such amount of money or, if the Company so determines, shares of Common Stock, as the Company may require to meet its obligation under applicable tax laws or regulations and, if the Grantee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Grantee, any tax required to be withheld by reason of such resulting compensation income or the Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

14.	ADJUSTMENTS/CHANGES IN CAPITALIZATION. This award is subject to the adjustment provisions set forth in the Plan.

Subject to Section 12 above, if the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this Stock Option Agreement enclosed for that purpose.

CALPINE CORPORATION

By:

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Grant Date.

Grantee

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EXHIBIT B

FORM OF RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Release”) is made as of this ____ day of _________, ____, by and between ______________ (“Executive”) and Calpine Corporation (the “Company”).

1.
FOR AND IN CONSIDERATION of the payments and benefits provided in the Employment Agreement between Executive and the Company dated as of [_____________, 2008], (the “Employment Agreement”), Executive, for himself and his successors and assigns, executors and administrators, now and forever hereby releases and discharges the Company, together with all of its past and present parents, subsidiaries, and affiliates, together with each of their officers, directors, stockholders, partners, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (hereinafter collectively referred to as the “Releasees”) from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which Executive or Executive’s executors, administrators, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever:  (i) arising from the beginning of time up to the date of the Release including, but not limited to (a) any such Claims relating in any way to Executive’s employment relationship with the Company or any of the Releasees, and (b) any such Claims arising under any federal, local or state statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and/or the applicable state law against discrimination, each as amended, (ii) the termination of Executive’s employment relationship with the Company or any of the Releasees; (iii) arising under or relating to the Employment Agreement; (iv) relating to wrongful employment termination; or (v) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of the Releasees and Executive; provided, however, that notwithstanding the foregoing, nothing contained in the Release shall in any way diminish or impair:  (A) any rights Executive may have, from and after the date the Release is executed, under Section 8 of the Employment Agreement; (B) any rights to indemnification or advancement that may exist from time to time under the Company’s certificate of incorporation or bylaws, or state law or under any policy or agreement (and, without limiting the foregoing, any and all rights under Section 12(c) of the Employment Agreement); (C) any rights Executive may have to benefits under employee benefit plans or incentive compensation plans of the Company in accordance with their terms; (D) Executive’s ability to bring appropriate proceedings to enforce the Release; (E) any rights under the provisions of the Employment Agreement or the Stock

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Option Agreement referred to therein which in accordance with their terms continue in effect or otherwise apply after the date hereof (including without limitation rights under the gross-up provisions of the Employment Agreement and rights under Section 12(g) of the Employment Agreement); or (F) any Claims Executive may have that cannot be waived under applicable law (collectively, the “Excluded Claims”).  Executive further acknowledges and agrees that, except with respect to Excluded Claims, the Company and the Releasees have fully satisfied any and all obligations whatsoever owed to Executive arising out of Executive’s employment with the Company or any of the Releasees, and that no further payments or benefits are owed to Executive by the Company or any of the Releasees.

2.
Executive understands and agrees that, except for the Excluded Claims, Executive has knowingly relinquished, waived and forever released any and all rights to any personal recovery in any action or proceeding that may be commenced on Executive’s behalf arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for backpay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys’ fees.

3.
Executive acknowledges and agrees that Executive has been advised to consult with an attorney of Executive’s choosing prior to signing the Release.  Executive understands and agrees that Executive has the right and has been given the opportunity to review the Release with an attorney of Executive’s choice should Executive so desire.  Executive also agrees that Executive has entered into the Release freely and voluntarily. Executive further acknowledges and agrees that Executive has had at least [twenty-one (21)] [forty-five (45)] calendar days to consider the Release, although Executive may sign it sooner if Executive wishes.  In addition, once Executive has signed the Release, Executive shall have seven (7) additional days from the date of execution to revoke Executive’s consent and may do so by writing to:  ___________.  The Release shall not be effective, and no payments shall be due hereunder, until the eighth (8th) day after Executive shall have executed the Release and returned it to the Company, assuming that Executive had not revoked Executive’s consent to the Release prior to such date.

4.
It is understood and agreed by Executive that the payment made to Executive is not to be construed as an admission of any liability whatsoever on the part of the Company or any of the other Releasees, by whom liability is expressly denied.

5.
The Release is executed by Executive voluntarily and is not based upon any representations or statements of any kind made by the Company or any of the other Releasees as to the merits, legal liabilities or value of Executive’s claims.  Executive further acknowledges that Executive has had a full and reasonable opportunity to consider the Release and that Executive has not been pressured or in any way coerced into executing the Release.

6.
The exclusive venue for any disputes arising hereunder shall be the state or federal courts located in the State of Delaware, and each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the

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laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States.  A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

7.
The Release and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Delaware.  If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

8.	The Release shall inure to the benefit of and be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, Executive and the Company have executed the Release as of the date and year first written above.

CALPINE CORPORATION	EXECUTIVE

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